BOK FINANCIAL CORPORATION

                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                              Banking Subsidiaries

                    Bank of Albuquerque, National Association
                     Bank of Arkansas, National Association
                     Bank of Oklahoma, National Association

                       Bank of Texas, National Association

                 Other subsidiaries of BOK Financial Corporation

                        BOK Capital Services Corporation
                          BOK Plaza Holding Corporation

                                   BOSC, Inc.
                           Chaparral Bancshares, Inc.
                            Chaparral Delaware, Inc.
                     First of Muskogee Insurance Corporation
                         Merger Corporation Number Seven
                          Park Cities Bancshares, Inc.
                             Park Cities Corporation

                     Subsidiaries of Bank of Oklahoma, N.A.
                     --------------------------------------
                          Affiliated BancServices, Inc.
                      Affiliated Financial Holding Company
                   Affiliated Financial Insurance Agency, Inc.
                   Affiliated Financial Life Insurance Company
                      BancOklahoma Agri-Service Corporation
                        BancOklahoma Mortgage Corporation

                         BOK Auto Receivable Corporation
                               BOK Delaware, Inc.
                           BOK Equipment Finance, Inc.
                              BOK Real Estate Trust
                          BOSC Agency, Inc. (Oklahoma)
                         BOSC Agency, Inc. (New Mexico)
                            BOSC Agency, Inc. (Texas)
                              CVV Management, Inc.
                CVV Partnership, an Oklahoma General Partnership
                        Cottonwood Valley Ventures, Inc.
                            Investment Concepts, Inc.
                           Pacesetter Leasing Company
                             Southwest Trust Company

                       Subsidiaries of Bank of Texas, N.A.

                Bank of Texas Trust Company, National Association

All subsidiaries are incorporated in Oklahoma, with the exception of Bank of Oklahoma, National Association, Bank of Arkansas, National Association, Bank of Texas, National Association, Bank of Texas Trust Company, National Association, and Bank of Albuquerque, National Association which are chartered by the United States of America; Affiliated Financial Life Insurance Company, which is incorporated in Arizona; Chaparral Bancshares, Inc., Park Cities Bancshares, Inc., Swiss Avenue State Bank, BOSC Agency, Inc. (Texas) and BOK Real Estate Trust, which are incorporated in Texas; BOK Delaware, Inc. and Chaparral Delaware which are incorporated in Delaware; BOSC Agency, Inc. (New Mexico) which is incorporated in New Mexico; and Park Cities Corporation, which is incorporated in Nevada.